UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                              MEGADATA CORPORATION
                (Name of Registrant as Specified in Its Charter)

                        ---------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials:
[ ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                              MEGADATA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 APRIL 18, 2007

         The Annual Meeting of the shareholders of Megadata Corporation (the "Company") will be held at the LaGuardia Marriott Hotel, in East Elmhurst, New York, on April 18, 2007, at 11:00 A.M., for the following purposes:

     1.   To elect directors for the next year; and

     2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2007;

     3. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on March 8, 2007 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from March 16, 2007 to the date of the Annual Meeting at the Company's headquarters in Connecticut.

         Whether you expect to attend the Annual Meeting or not, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                       By Order of the Board of Directors
                                       Jeffrey P. Devaney
                                       Chief Financial Officer and Secretary

47 Arch Street
Greenwich, CT 06830
March 20, 2007



            IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND RETURNED PROMPTLY

                              MEGADATA CORPORATION
                                 PROXY STATEMENT

March 16, 2007

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Megadata Corporation ("Megadata", the "Company", "our") for use at the Annual Meeting of shareholders to be held at the LaGuardia Marriott Hotel, 102-05 Ditmars Blvd., East Elmhurst, New York, on April 18, 2007, at 11:00 A.M.

         Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting, or any adjournment or postponement thereof, in accordance with any specification thereon, or if no specification is made, such proxies will be voted "FOR" the election of the named director nominees; and FOR the ratification of BDO Seidman, LLP as independent registered public accountants. The Board of Directors knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

         The Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2006, as filed with the Securities and Exchange Commission and including the financial statements of the Company, is enclosed herewith.

         The mailing address of the principal executive office of the Company is 47 Arch Street, Greenwich, Connecticut, 06830. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about March 16, 2007.

                                VOTING SECURITIES

         The Company's only class of voting securities outstanding is its Common Stock, par value $0.01 per share (the "Common Stock"). On March 8, 2007, there were _________ shares of Common Stock outstanding. At the Annual Meeting, each shareholder of record at the close of business on March 8, 2007 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote as to that proposal. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated. An automated system administered by the Company's transfer agent will be used to tabulate the proxies.


         I. ELECTION OF DIRECTORS

         Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as directors of the Company, to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

         If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years. All of the nominees are currently directors of the Company.

         G. S. Beckwith Gilbert, age 65, was elected Chairman of the Board in 1997 and served as Chief Executive Officer from October 1998 to January 2003. Mr. Gilbert also served as President of the Company from October 1998 to January 2000. Mr. Gilbert has been a director of the Company since 1997. In addition, Mr. Gilbert has been President and Chief Executive Officer of Field Point Capital Management Company, a merchant banking firm, since 1988. He is also a partner of Wolsey & Co., a merchant banking firm and a director of Davidson Hubeny Brands. Mr. Gilbert is a trustee of the Rockefeller University, a member of the Board of Fellows of Harvard Medical School, a Director of the Yale Cancer Center, Treasurer and a Director of the Albert and Mary Lasker Foundation, and a trustee of the Williston Northampton School.

         James T. Barry, age 45, was named Chief Executive Officer of the Company on January 31, 2003 and President of the Company on April 14, 2003. Mr. Barry formerly served as Chief Operating Officer, Chief Financial Officer and Secretary of the Company. Mr. Barry has been a Vice President since 1998 and was named Executive Vice President in 2000. Mr. Barry has been a director of the Company since 2000. He is also a Senior Vice President of Field Point Capital Management Company. From 1989 to 1998, he was with DIANON Systems, Inc., where he held the position of Vice President of Marketing & Technology from 1996 to 1998.

         John R. Keller, age 66, has been with the Company since its inception in 1967 and currently serves as Executive Vice President of the Company. Mr. Keller has been a director of the Company since 1997.

         Paul L. Graziani, age 49, is the President and Chief Executive Officer of Analytical Graphics, Inc., a leading producer of commercially available analysis and visualization software for the aerospace, defense and intelligence communities. An associate fellow of the American Institute of Aeronautics and Astronautics (AIAA), he sits on the boards of directors of The Space Foundation and the United States Geospatial Intelligence Foundation; serves on the advisory boards for the Galaxy Explorers, the Joint Military Intelligence College Foundation, and Penn State Great Valley; and is a member of the Enduring Value Advisory Council for Zanett Inc. Mr. Graziani has been a director of the Company since 1997.

         Bruce N. Whitman, age 73, is the President, CEO and a Director of FlightSafety International, an aviation and marine training company, and has held other posts at FlightSaftey International, such as Executive Vice President since 1961. Mr. Whitman is a Director and Chairman of the Nominating Committee of the Congressional Medal of Honor Foundation, a Director of the General Aviation Manufacturers Association, the Wings Club, and a Director Emeritus of the Smithsonian National Air and Space Museum. He is a member of the Board of Governors of The Aerospace Industries Association, the Civil Air Patrol and also a member of its Audit Committee, a trustee of the Falcon Foundation, Kent School, and the National World War II Museum. Mr. Whitman has been a director of the Company since 1997.

         Richard R. Schilling, Jr., age 81, is a member of the law firm of Burns, Kennedy, Schilling & O'Shea, New York, New York. Mr. Schilling has been a director of the Company since 1974.

         James J. Morgan, age 64, is a partner in the New York City based private equity firm Jacobson Partners. In his role at Jacobson Partners, Mr. Morgan serves as a board member of Bertucci's Inc. Mr. Morgan retired in 1997 as President and Chief Executive Officer of Philip Morris Incorporated. Mr. Morgan has been a director of the Company since 2005.

BOARD OF DIRECTORS AND COMMITTEES During the fiscal year ended October 31, 2006, the Board of Directors held five regularly scheduled meetings and no special meetings. From time to time the Board of Directors also acts by unanimous written consent and during fiscal 2006, the Board of Directors acted by unanimous written consent two times. Each of our directors attended all of the scheduled meetings of the Board and the committees on which they served, held during the period for which they were a director or a committee member, respectively. We encourage each of our directors to attend the Annual Meeting. To that end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our Annual Meeting. Each member of our Board of Directors attended the 2006 Annual Meeting.

         The Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Graziani, Whitman, Schilling and Morgan are independent directors, as "independence" is defined by the listing standards of the National Association of Security Dealers ("NASD").

         The Board of Directors presently has standing Audit, Compensation, and Executive Committees, the current membership and principal responsibilities of which are described below. The Board of Directors does not have a formal Nominating Committee; however, all of the directors review and approve all director nominees presented to the Board.

AUDIT COMMITTEE

         Members: Mr. Graziani, Mr. Schilling and Mr. Whitman.

         The Audit Committee's responsibilities include the following: approve the registered public accounting firm to be retained by the Company; meet with the Company's registered public accounting firm at least annually to review the scope and the results of the annual audit; receive and consider the auditors' comments as to internal controls, accounting staff, management performance, and procedures performed and results obtained in connection with the audit; and periodically review and approve major accounting policies and significant internal control procedures. In addition, the Audit Committee reviews the independence of the registered public accounting firm and their fee for services rendered to the Company and discusses with the registered public accounting firm any other audit-related matters that may arise during the year. The members of the Audit Committee have been appointed by the Board of Directors. All of the Audit Committee members meet the independence requirements of the NASD listing standards. Additionally, the Board of Directors has determined that Mr. Graziani meets the Securities and Exchange Commission's criteria of an "audit committee financial expert" as set forth in Item 401(h)(2) of Regulation S-K. Mr. Graziani acquired the attributes necessary to meet such criteria be means of having held positions that provided relevant experience.

         The Audit Committee held four meetings during fiscal year 2006. The Board of Directors has adopted a charter to set forth the Audit Committee's responsibilities. A copy of the charter is attached as Exhibit A to this proxy statement.

         REPORT OF THE AUDIT COMMITTEE:

                  The Board of Directors has appointed an Audit Committee, consisting of three directors. All of the members of the Audit Committee are independent of the Company and management, as "independence" is defined under applicable NASD rules.

                  The purpose of the Audit Committee is to assist our Board of Directors with the oversight of the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory matters, the registered public accounting firm's qualifications and independence, and the performance of our Company's registered public accounting firm. The Audit Committee oversees the Company's accounting and financial reporting process and audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The registered public accounting firm is responsible for auditing our financial statements and expressing an opinion that the financial statements are in conformity with generally accepted accounting principles in the United States. Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and the amended rules of the NASD.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

                  The Audit Committee discussed with the registered public accounting firm, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and other such matters as are required to be discussed with the registered public accounting firm by the Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has discussed with the registered public accounting firm the auditors' independence from management and the Company and the Audit Committee has received the written disclosures and the letter from the registered public accounting firm required by Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

                  The Audit Committee discussed with the Company's registered public accounting firm the overall scope and plans for their respective audit. The Audit Committee meets with the registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal 2006.

                  Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's registered public accounting firm.

                  The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

                                    Respectfully submitted,

                                    Paul L. Graziani, Audit Committee Chair
                                    Richard Schilling, Audit Committee Member
                                    Bruce N. Whitman, Audit Committee Member

COMPENSATION COMMITTEE

         Members: Mr. Graziani, Mr. Schilling, Mr. Whitman and Mr. Morgan.

         The Compensation Committee determines salaries and incentive compensation for the Company's executive officers, awards stock options and stock bonuses to eligible executives, employees and consultants under the Company's 1999 Stock Incentive Pan (the "Plan"), and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The members of the Compensation Committee have been appointed by the Board of Directors. Mr. Morgan was appointed to the

Compensation Committee and appointed Chairman at the April 13, 2006 Board of Directors meeting. All of the Compensation Committee members meet the independence requirements of the NASD listing standards. The Compensation Committee held one meeting during fiscal year 2006.

EXECUTIVE COMMITTEE

         Members: Mr. Gilbert, Mr. Graziani, Mr. Barry, Mr. Morgan and Mr. Whitman.

         The Executive Committee was established in October 1998. The Executive Committee's primary function is to assist management in formulating the Company's strategy and to perform such other duties as may be designated by the Board of Directors. Mr. Whitman was appointed Chairman at the April 13, 2006 Board of Directors meeting. The Executive Committee held one meeting during fiscal year 2006.

NOMINATING COMMITTEE

         The Board believes that a nominating committee separate from itself is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected. The Board also believes that, given the Company's size and the size of its Board, an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee.

         Currently, the Board performs the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as directors of the Company. Director nominees will be evaluated by the Company's directors who meet the independence requirements of the NASD listing standards. In selecting nominees for the Board, the Company seeks to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company's governance, and who are willing to serve as directors of a public company.

         The Company does not have a specific policy on shareholder-recommended director candidates. However, the Board will consider director nominations made by shareholders. The Board's process for evaluating directors nominated by shareholders is the same as the process for evaluating any other director nominees. Shareholders wishing to submit director-nominee recommendations for the 2008 Annual Meeting of Shareholders should write to the Corporate Secretary, Jeff Devaney, Megadata Corporation, 47 Arch Street, Greenwich, CT 06830. Any such shareholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same time frame for submitting a shareholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the shareholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (4) all information regarding the candidate(s) and the shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

         In order for a shareholder recommended director candidates to be considered by the Board for nomination at the 2008 Annual Meeting of Shareholders, the Company must receive the recommendation no later than 5:00 p.m. local time (eastern) on November 30, 2007. Such recommendations must be sent to the Company via registered, certified or express mail. Properly submitted shareholder recommendations will be delivered to the Board for consideration. Individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Board.

CODE OF ETHICS AND BUSINESS CONDUCT

         The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees regarding their obligations in the conduct of Company affairs. The Company's Code of Ethics and Business Conduct is available on the Company's website at WWW.PASSUR.COM.

SHAREHOLDER COMMUNICATIONS

         Our shareholders may communicate directly with the members of the Board of Directors or the individual chairperson of standing Board committees by writing to those individuals at the following address: Megadata Corporation, 47 Arch Street, Greenwich, Connecticut 06830. The Company's general policy is to forward, and not intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are currently paid $500 for each meeting of the Board of Directors attended in person or by phone. On July 14, 1999, Mr. Graziani, Mr. Whitman and Mr. Schilling, who are not employees of the Company, received options to purchase 15,000 shares of common stock, which vested over a three-year period which began on November 30, 2000. On April 16, 2002, Mr. Graziani, Mr. Whitman and Mr. Schilling received options to purchase an additional 15,000 shares of common stock, which vested over a three-year period which began on April 16, 2003. Mr. Morgan received options to purchase 30,000 shares of common stock when he joined the Board of Directors on September 12, 2005, which will vest over a three year period beginning on September 12, 2005.

         On April 13, 2006, to compensate Mr. Whitman, Mr. Morgan and Mr. Graziani for service as the Chairmen of the Executive Committee, the Compensation Committee and the Audit Committee, respectively, each received options to purchase an additional 25,000 shares of common stock, which will vest over a three year period which began April 13, 2006.

         In addition, on April 16, 2002, to compensate Mr. Whitman and Mr. Graziani for service on the Executive Committee, the Board of Directors granted them options to purchase a further 15,000 shares of common stock, which will vest over a three-year period which began on April 16, 2003. On September 12, 2005, to compensate for their service on the Executive Committee, Mr. Graziani and Mr. Whitman received options to purchase an additional 25,000 shares of common stock, which will vest over a three year period which began September 12, 2005.

         Directors are reimbursed for expenses they incur to attend meetings of the Board and its committees. Mr. Barry and Mr. Keller, who are employees of the Company, receive no additional compensation for their services as directors of the Company. Mr. Gilbert who currently serves as the Company's Chairman, receives a salary of approximately $15,000 per annum for services as such and does not receive additional compensation for each meeting.

EXECUTIVE OFFICERS

         For information with respect to Mr. Barry and Mr. Keller, who are also directors, see "Election of Directors -- Information Concerning Directors and Nominees."

         Dr. James A. Cole, age 66, is a Senior Vice President and the Director of Research and Development of the Company. Dr. Cole has been with the Company since 1974. Dr. Cole earned a Ph.D. in physics from Johns Hopkins University in 1966.

         Jeffrey P. Devaney, age 48, joined the Company as Chief Financial Officer, Treasurer and Secretary on June 14, 2004. Prior to joining the Company, Mr. Devaney was the Chief Financial Officer at Cierant Corporation from 2002 to 2004. From 2000 to 2001, he was a controller at SageMaker, Inc. From 1995 to 2000, he was the controller at Information Management Associates, Inc.

         Matthew H. Marcella, age 49, was named Vice President of Software Development on January 15, 2003 and was a Senior Software Engineer of the Company from July 2001 to January 2003. Prior to joining the Company, Mr. Marcella served as Vice President of Software Development at Cityspree Inc. from 2000 to 2001. From 1999 to 2000, Mr. Marcella served as a Vice President at Deutsche Bank. From 1996 to 1999, Mr. Marcella served as a Vice President at Nomura Securities.

         Ron A. Dunsky, age 44, was named Vice President of Marketing on May 21, 2003. Mr. Dunsky joined the Company in February 2001 as Director of Marketing and New Product Development. Prior to joining the Company, Mr. Dunsky was a senior aviation producer at the New York bureau of ABCNews.com from 2000 to 2001. Prior to his employment with ABCNews.com, he was a senior aviation producer with the New York bureau of CNN from 1995 to 2000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the following named executive officers: the person who served as Chief Executive Officer ("CEO") during 2006 and each of the four most highly compensated executive officers other than the CEO serving on October 31, 2006 whose total compensation exceeded $100,000.


                                                                    LONG-TERM
                                    ANNUAL COMPENSATION           COMPENSATION
                                    -------------------           ------------

                                                                   SECURITIES
NAME AND PRINCIPAL                                                 UNDERLYING    ALL OTHER
POSITION                        YEAR(*)   SALARY       BONUS        OPTIONS     COMPENSATION
                                                                    (#) (1)
---------------------------------------------------------------------------------------------
James T. Barry
   President and CEO             2006   $ 150,000        --           --        $  17,900
                                 2005   $ 148,908        --         20,000      $  16,300
                                 2004   $ 135,800        --         97,000      $  14,900

John R. Keller
   Executive Vice President      2006   $ 135,000                     --        $  14,300
                                 2005   $ 135,000                   20,000      $  13,000
                                 2004   $ 135,000        --         30,000      $  12,000

Dr. James Cole
   Senior. Vice President of
   Research and Development      2006   $ 170,000        --         20,000      $  14,300
                                 2005   $ 170,000        --         50,000      $  13,000
                                 2004   $ 170,000        --          5,000      $  12,000

Matthew H. Marcella              2006   $ 141,500        --           --        $  17,900
    Vice President of Software   2005   $ 141,500        --           --        $  16,300
     Development                 2004   $ 131,404        --         60,000      $  14,900

Jeffrey P. Devaney               2006   $ 125,000                      --        $  17,900
CFO, Treasurer and               2005   $ 125,000                   80,000       $  16,300
Secretary                        2004   $  43,269(2)                   --        $   6,500


(1) The exercise prices of the stock options granted were equal to the fair market value of the Company's common stock on the grant date.

(2)  Partial year salary

(*) Information is provided for the Company's fiscal year, which ends on October 31.

STOCK OPTION GRANTS

         The following table shows, as to the executive officers of the Company, information about option grants in fiscal year 2006. The Company, in fiscal year 2006, did not grant any stock appreciation rights to officers.


                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                                                                                        PRICE APPRECIATION
                               INDIVIDUAL GRANTS                                         FOR OPTION TERM
------------------------- ----------------------------- ------------ ---------------- -----------------------

                                          PERCENTAGE
                                            OF TOTAL
                            NUMBER OF     OPTION/SARS
                            SECURITIES     GRANTED TO    EXERCISE
                            UNDERLYING     EMPLOYEES      OR BASE
                           OPTIONS/SARS    IN FISCAL       PRICE       EXPIRATION
NAME                        GRANTED (#)       YEAR        ($/SH)        DATE (1)        5% ($)     10% ($)
-----------------------------------------------------------------------------------------------------------
Dr. James A. Cole             20,000          21.0%        $ .52     12 - 29 -15      $   6,500   $ 16,600

(1) All stock option options become exercisable three years after grant date and have a life of ten years from grant date.


AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table shows the aggregate option exercises in the last fiscal year and fiscal year-end option values as of October 31, 2006 for the executive officers of the Company.


                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                   OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARA AT
                                                  YEAR - END 2006 - OCTOBER   FISCAL YEAR -END 2006 - OCTOBER
                                                        31, 2006 (1)                    31, 2006 (2)
--------------------------------------------------------------------------------------------------------------

                                      VALUE
                                     REALIZED
                                     (MARKET
                                     PRICE AT
                                     EXERCISE
                        SHARES         LESS
                     ACQUIRED ON     EXERCISE
NAME                 EXERCISE (1)   PRICE) ($)   EXERCISABLE  UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
James T. Barry           --              --        353,834       45,666           $802,237         $114,843

John R. Keller           --              --        104,167       23,333           $256,045         $ 61,466

Dr. James A. Cole        --              --        106,667       53,333           $260,404         $134,932

Matthew Marcella         --              --        110,000       20,000           $277,670         $ 49,900

Ron A. Dunsky            --              --        128,334       36,666           $314,818         $ 93,332

Jeffrey P. Devaney       --              --         26,667       53,333           $ 70,935         $141,865
--------------------------------------------------------------------------------------------------------------
(1)  There were no option exercises during fiscal year 2006.
(2)  Based on fiscal year end price of $2.90 / share.

1988 STOCK OPTION PLAN

         The Company's 1988 Stock Option Plan (the "1988 Plan") provided for the granting of stock options to acquire common stock and was terminated on March 23, 1999. As a result, the Company will no longer grant any awards under the plan, but outstanding options or awards as of that date will not be affected by virtue of the plan's expiration. A total of 100,000 shares of common stock were reserved for issuance under the 1988 Plan. As of October 31, 2006, there were outstanding options to acquire 40,000 shares of common stock under the 1988 Plan.

         Options outstanding under the 1988 Plan were granted for terms of up to ten years and became exercisable in whole or part at such time as determined upon the grant of the options. To exercise an option, the option holder will be required to deliver to the Company full payment of the exercise price of the shares as to which the option is being exercised.

1999 STOCK INCENTIVE PLAN

         On March 23, 1999, the Board of Directors adopted the Company's 1999 Stock Incentive Plan (the "1999 Plan"), which was subsequently approved by the shareholders on July 14, 1999. The plan is intended to attract, retain, and motivate directors, employees and independent consultants who provide valuable services to the Company.

         The 1999 Plan, as amended, has 2,200,000 shares of common stock authorized for issuance. As of October 31, 2006, the Company has issued 18,333 shares of common stock upon exercise of options granted pursuant to the 1999 Plan; there were outstanding options to purchase 1,635,500 shares of common stock; and an additional 546,167 shares available for grant.

         Options granted under the 1999 Plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonqualified options. The expiration date, maximum number of shares purchasable, vesting provisions and any other provisions of options granted under the 1999 Plan will be established at the time of grant. The plan administrator will set the term of each option, but no options may be granted for terms of greater than ten years. Options will vest and become exercisable in whole or part at such time as determined upon the grant of the options. Any unvested options will automatically vest and become exercisable upon a change of control of the Company. To exercise an option, the option holder will be required to deliver to the Company full payment of the exercise price of the shares as to which the option is being exercised.

REPORT OF COMPENSATION COMMITTEE:

         The Compensation Committee of the Board of Directors of Megadata Corporation (the "Compensation Committee") sets forth its report on executive compensation below. The Compensation Committee's report documents the components of the Company's executive compensation program and describes the basis on which fiscal 2006 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the executive officers that are named in the above compensation tables.

COMPENSATION PROGRAM COMPONENTS

         The Compensation Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's executive officers. In its decision-making, the Compensation Committee is guided by a compensation philosophy designed to reward employees for the achievement of business goals and the maximization of shareholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent, and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for executive officers to achieve the short-term and long-term goals of the Company, comprises two components: base salary and stock option awards.

         BASE SALARY - Base pay levels are largely determined through comparisons with companies of similar size. Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

         STOCK OPTION AWARDS - The Compensation Committee strongly believes that by providing executives an opportunity to own shares of the Company's stock, the best interests of shareholders and executives will be closely aligned. Therefore, all executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a future date at a specific price based upon the fair market value of the Company's Common Stock on the date of the stock option grant. The number of stock options granted to any one executive officer is determined at the discretion of the Compensation Committee based on the accomplishments of such executive officer, his length of service with the Company, the number of prior awards received by such executive officer, the relative value as well as the exercise price of such awards, and competitive practices. During fiscal 2006, the Company granted options to acquire an aggregate of 97,000 shares of Common Stock to certain employees of the Company. These option grants included options to acquire 20,000 shares of Common Stock to Mr. Cole, at an exercise price of $ ..52 per share.

OTHER BENEFITS

         Executive officers are eligible to participate in benefit programs designed for all full-time employees of the company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code and life insurance coverage.

DISCUSSION OF 2006 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         The Compensation Committee meets with the CEO to evaluate his performance. Mr. Barry's compensation was based on the Compensation Committee's evaluation regarding his overall performance based on both quantitative and qualitative objectives, as set by the Board at the start of the fiscal year. Mr. Barry's compensation was deemed appropriate for his contribution to the Company's performance for fiscal year 2006.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million paid to each of any publicly held corporation's CEO and four other most highly compensated executive officers unless it is performance based and is paid under a plan satisfying the requirements of Section 162(m). Qualifying performance based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee generally intends to ensure that the Company's executive compensation programs satisfy the requirements of Section 162(m), if applicable.

         The Compensation Committee of the Board of Directors has provided this report:

                         Respectfully submitted,

                         James J. Morgan, Compensation Committee Chair

                         Paul L. Graziani, Compensation Committee Member Richard R. Schilling, Compensation Committee Member Bruce N. Whitman, Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are not officers or employees of the Company and receive no compensation other than in their capacity as directors. They have no other relationship with the Company other than as directors and shareholders. During the fiscal year 2006, no interlocking relationship existed between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         All of the officers of the Company are employed on an at-will basis.

PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total shareholder return for the five year period ended October 31, 2006, with the cumulative total return on the NASDAQ index and a peer group index for the same period. The returns are indexed to a value of an investment of $100 at October 31, 2001 in each of the categories and assume that all dividends were reinvested. There can be no assurance that the Company's future stock performance will correlate with past stock performances.

                                 [Graph Omitted]

         Cumulative Total Return Of Megadata Corporation, NASDAQ Market Index And Peer Group (presented on a quarterly basis)

         DATE              MEGADATA              NASDAQ            PEER GROUP
       10/31/01             100.00               100.00              100.00
       01/31/02             100.00               114.43              111.34
       04/30/02             128.57                99.88              124.61
       07/31/02              71.43                78.59              117.24
       10/31/02             114.29                78.67              100.97
       01/31/03              74.29                78.15               92.95
       04/30/03              71.43                86.64               90.16
       07/31/03             102.86               102.65               98.44
       10/31/03              85.71               114.32               96.03
       01/31/04             145.71               122.24              106.23
       04/30/04              82.86               113.60              104.71
       07/31/04              77.14               111.66               96.18
       10/31/04             100.00               116.85               92.90
       01/31/05              62.86               122.02               97.40
       04/30/05              65.71               113.69              100.29
       07/31/05              68.57               129.26              105.45
       10/31/05              85.71               125.45               97.86
       01/31/06             171.43               136.42              110.30
       04/30/06             171.43               137.41              122.13
       07/31/06             157.14               123.74              120.19
       10/31/06             828.57               140.03              129.07

         The peer group of Megadata Corporation consists of the following corporations: Honeywell International Corporation (HON), Lockheed Martin Corporation (LMT), and Northrop Grumman Corporation (NOC). Peer group companies were selected without respect to size when compared to the Company (they are all significantly larger than the Company), because the peer group companies have certain product lines and/or business segments that include products or services that are similar to the products or services offered by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equities of the Company. Officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities are required to furnish the Company with copies of all Sections 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended October 31, 2006, all Section 16(a) reporting requirements applicable to its officers, directors and greater than ten percent beneficial shareholders were complied with. All information required to be disclosed on such Form 3's or Form 4's has been disclosed and were filed timely by such individuals.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of October 31, 2006 with respect to the Company's common stock that may be issued under its existing equity compensation plan(s). The table shows the number of securities to be issued under compensation plans that have been approved by shareholders. The Company does not have any equity compensation plans that were not approved by shareholders.


-------------------------------------------------------------------------------------------------------------
                                                                                       NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE
                                                                                         FOR FUTURE ISSUANCE
                                                                                             UNDER EQUITY
                                                                                          COMPENSATION PLANS
                                        NUMBER OF SECURITIES TO   WEIGHTED-AVERAGE       EXCLUDING SECURITIES
                                        BE ISSUED UPON EXERCISE   EXERCISE PRICE OF      REFLECTED IN COLUMN
PLAN CATEGORY                           OF OUTSTANDING OPTIONS   OUTSTANDING OPTIONS            ((A))
-------------------------------------------------------------------------------------------------------------
                                                  (A)                  (B)                       (C)
-------------------------------------------------------------------------------------------------------------

EQUITY COMPENSATION PLAN APPROVED BY
  SECURITY HOLDERS                             1,675,500               $.46                 546,167
-------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS NOT APPROVED
 BY SECURITY HOLDERS                               --                 --                       --
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
TOTAL                                          1,675,500               $.46                 546,167
-------------------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of the shares of the Company's common stock, $0.01 par value, beneficially owned by each director of the Company, each nominee for director of the Company, each executive officer of the Company and all directors, nominees and executive officers of the Company as a group as of February 22, 2007. Unless otherwise indicated below, each person indicated in the table has sole voting and investment power with respect to all shares included therein.

    NAME OF BENEFICIAL OWNER        AMOUNT AND NATURE OF            PERCENT OF
                                    BENEFICIAL OWNERSHIP            CLASS (1)

    G.S. Beckwith Gilbert               2,723,515 (2)                 66.57
    John R. Keller                        211,167 (3)                  5.16
    Richard R. Schilling, Jr.              33,000 (4)                  0.81
    Dr. James A. Cole                     126,067 (5)                  3.08
    Bruce N. Whitman                      204,666 (6)                  5.00
    Paul L. Graziani                       76,666 (7)                  1.87
    James J. Morgan                        38,333 (8)                   .94
    James T. Barry                        386,167 (9)                  9.44
    Jeffrey P. Devaney                     53,334 (10)                 1.30
    Matthew H. Marcella                   130,000 (11)                 3.18
    Ron A. Dunsky                         151,667 (12)                 3.71


    Officers and Directors as a Group
    (11 persons)                        4,134,582                    101.06
--------------------------------------------------------------------------------

(1) For the purposes of this table, "percent of class" held by each person has been calculated based on a total class equal to the sum of (i) 4,091,448 shares of common stock issued and outstanding on February 22, 2007 plus
     (ii) for such person the number of shares of common stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after February 22, 2007, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

(3) Includes 114,167 options that are exercisable out of an aggregate 127,500 granted Mr. Keller. Includes 20,000 common stock options from the 1988 Plan.

(4) Includes 30,000 options that are exercisable out of an aggregate 30,000 granted Mr. Schilling.

(5) Includes 106,667 options that are exercisable out of an aggregate 160,000 granted Dr. Cole, the balance of which is not immediately exercisable. Includes 20,000 common stock options from the 1988 Plan.

(6) Includes 61,666 options that are exercisable out of an aggregate 95,000 granted Mr. Whitman, the balance of which is not immediately exercisable.

(7) Includes 61,666 options that are exercisable out of an aggregate 95,000 granted Mr. Graziani, the balance of which is not immediately exercisable.

(8) Includes 38,333 options that are exercisable out of an aggregate 85,000 granted Mr. Morgan, the balance of which is not immediately exercisable.

(9) Includes 386,167 options that are exercisable out of an aggregate 399,500 granted Mr. Barry, the balance of which is not immediately exercisable.

(10) Includes 53,334 options that are exercisable out of an aggregate 80,000 granted Mr. Devaney, the balance of which is not immediately exercisable.

(11) Includes 130,000 options that are exercisable out of an aggregate 130,000 granted Mr. Marcella, the balance of which is not immediately exercisable.

(12) Includes 151,667 options that are exercisable out of an aggregate 165,000 granted Mr. Dunsky, the balance of which is not immediately exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information with respect to the only persons who, to the best knowledge of the Company as derived from such person's filings with the Securities and Exchange Commission, beneficially owned more than 5% of the common stock of the Company as of February 22, 2007. Unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein.

TITLE OF CLASS    NAME AND ADDRESS            AMOUNT AND NATURE       PERCENT OF
                  OF BENEFICIAL OWNER      OF BENEFICIAL OWNERSHIP     CLASS (1)
----------------- ------------------------ ------------------------ ------------

Common            G.S. Beckwith Gilbert        2,723,515 (2)            66.57
Stock             47 Arch Street
                  Greenwich, CT 06830
----------------- ------------------------ ------------------------ ------------



(1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 4,091,448 shares of common stock issued and outstanding on February 22, 2007 plus
     (ii) for such person the number of shares of common stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after February 22, 2007, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


During fiscal 2004, the Chairman of the Company, Mr. Gilbert loaned the Company an additional $400,000 in the aggregate under certain promissory notes bearing interest of 4.5% per annum and maturing on November 1, 2004, bringing principal to $8,866,465 and accrued interest to $73,415 for a total loan of $8,939,880.

On January 28, 2005, the Company and Mr. Gilbert entered into a subsequent extended debt agreement effective November 1, 2004, with a maturity date of November 1, 2005 bearing an interest rate of 4.5%. The notes payable were classified as long-term as of October 31, 2004.

During fiscal 2005 Mr. Gilbert lent the Company an additional $1,123,415, bringing the loan principal to a total of $9,989,880 on October 31, 2005. On January 27, 2006, the Company and Mr. Gilbert entered into a subsequent extended debt agreement effective November 1, 2005, with a maturity date of November 1, 2006 bearing an interest rate of 4.5%.

On January 27, 2006, the Company and Mr. Gilbert entered into a subsequent extended debt agreement effective November 1, 2005, with a maturity date of November 1, 2006 bearing an interest rate of 4.5%. The notes payable are classified as long-term as of October 31, 2005.

During fiscal 2006 Mr. Gilbert lent the Company an additional $1,225,000, bringing principal to $11,214,880 and accrued interest to $247,867 for a total loan of $11,462,747 on October 31, 2006. On December 8, 2006, the Company and Mr. Gilbert entered into a subsequent extended debt agreement effective November 1, 2006, with a maturity date of November 1, 2007 bearing an interest rate of 4.5%. The notes are secured by the Company's assets.

During fiscal 2006, the Company paid approximately $98,000 to Surf-Tech Manufacturing, Inc. (a non-public corporation) for materials and labor in connection with the production of PASSUR(R) systems. A Company Executive Vice President and Director is a 50% shareholder of the aforementioned company, and the Company believes that these rates are competitive and are at or below market rates.


II. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS APPOINTMENT

         The Audit Committee has appointed BDO Seidman, LLP to audit the Company's consolidated financial statements for the fiscal year ending October 31, 2007, subject to the ratification of such appointment by the shareholders at the Annual Meeting. Such firm has no financial interest, either direct or indirect, in the Company. The Board of Directors anticipate that representatives from BDO Seidman, LLP will attend the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm. The Audit Committee is directly responsible for the appointment and retention of the Company's independent registered public accounting firm. Although ratification by shareholders is not required by the Company's organizational documents or other applicable law, the Audit Committee has determined that requesting the shareholders to ratify the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO Seidman, LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

AUDIT AND AUDIT RELATED FEES

         The aggregate fees billed to the Company for the fiscal years ended October 31, 2006 and 2005, respectively, by the Company's independent registered public accountants, BDO Seidman, LLP are as follows:

                                          2006               2005
                                          ----               ----
          Audit Fees                    $115,000           $ 97,500
          Audit Related Fees            $   --             $   --
          Tax Fees                      $ 16,800           $ 16,000
          --------                      --------           --------
          Total                         $131,800           $113,500

         AUDIT FEES:

         Fees billed to the Company by BDO Seidman, LLP relate to the services rendered for (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q for fiscal years ended October 31, 2006 and 2005, respectively.

         AUDIT RELATED FEES:

         There were no audit related fees billed to the Company by BDO Seidman, LLP during fiscal 2006 and 2005.

         TAX FEES:

         Tax fees billed to the Company for fiscal years 2006 and 2005 are comprised of fees for preparing federal and state tax returns and related tax compliance matters.

         The Audit Committee has considered whether the provision of non-audit fees for services is compatible with maintaining the principal accountant's independence.


AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

         Consistent with SEC policies regarding auditor independence, the Audit Committee (the "Audit Committee") has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

         Prior to engagement of the independent registered public accounting firm, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those not requiring pre-approval based upon the de minimus exception set forth in Section 202(i)(1)(b) of the Sarbanes-Oxley Act of 2002, to be performed by the registered public accounting firm, to the extent required by law, according to established procedures. The Audit Committee may delegate to one or more Audit Committee members the authority to grant pre-approvals for audit and permitted non-audit services to be performed by the registered public accounting firm, provided that the decisions of such members to grant pre-approvals will be presented to the full Audit Committee at its next regularly scheduled meeting.


         All of the services provided by BDO Seidman, LLP as described above were approved by the Company's Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP AS REGISTERED PUBLIC ACCOUNTING FIRM.

                              SHAREHOLDER PROPOSALS

         The eligibility of shareholders to submit proposals, the proper subjects of shareholder proposals and other governing shareholder proposals are regulated by the rules (the "Shareholder Proposal Rules") adopted under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2007 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 47 Arch Street, Greenwich, CT 06830, no later than November 20, 2007.

         In addition, in accordance with the Shareholder Proposal Rules, written notice of the shareholder proposals to be submitted outside of Rule 14a-8 described above for consideration at the 2007 Annual Meeting of Shareholders, but not to be included in the Company's proxy materials, must be received by the Company, at the address set forth in the preceding paragraph, on or before February 3, 2007, in order to be considered timely for purposes of the Shareholder Proposal Rules. The persons designated as proxies by the Company in connection with the 2007 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company did not receive timely notice.

                              COST OF SOLICITATION

         The Company is making this solicitation. The cost of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be primarily by mail.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Form 10-K for the fiscal year ended October 31, 2006, including all financial statements and schedules (but without exhibits), as filed with the Securities and Exchange Commission, is included herewith and is also available on the Company's website at WWW.PASSUR.COM.

         The information under the headings "Compensation Committee Report", "Compensations Program Components", "Discussion of 2005 Compensation for the Chief Executive Officer" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act and, unless specific references is made therein to such headings, will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

EXHIBIT A
                      MEGADATA CORPORATION (THE "COMPANY")
                             AUDIT COMMITTEE CHARTER
PURPOSE

         The purpose of the Audit Committee (the "Committee") shall be as follows:

         1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

         2. To provide assistance to the Board of Directors with respect to its oversight of the following:

               (a)  The integrity of the Company's financial statements.

               (b) The Company's compliance with legal and regulatory requirements.

               (c) The registered public accounting firm's qualifications, performance and independence.

               (d)  The performance of the Company's internal audit function.

               (e) The Company's systems of disclosure controls and procedures, external financial reporting and internal control over financial reporting.

          3. To prepare an audit committee report as required by the SEC rules to be included in the Company's annual proxy statement.


COMPOSITION

         The Committee shall consist of at least three members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the National Association of Securities Dealers and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act. No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by way of being an officer or owning more than 10 percent of the Company's voting securities.

QUALIFICATIONS

         All members of the Committee shall be financially literate; as such qualification is interpreted by the Board of Directors (or must become financially literate within a reasonable period of time after his or her appointment). In addition, at least one member must have accounting or related financial management expertise; as such qualifications are interpreted by the Board of Directors in its business judgment, or be an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission (the "SEC"). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

APPOINTMENT AND REMOVAL

         The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

CHAIRMAN

         Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

MEETINGS

         The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or all members of the Committee may participate in a meeting of the Committee by means of a conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

         All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

         As part of its goal to foster open communication, the Committee shall periodically meet separately with management and the registered public accounting firm to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the registered public accounting firm and management quarterly to review the Company's financial statements in a manner consistent with that outlined in this Charter.

DUTIES AND RESPONSIBILITIES

         The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company's by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

         In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors, as it deems necessary, to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

         The Committee shall be given full access to the Company's Board of Directors, corporate executives, and registered public accounting firm as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

         Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the registered public accounting firm's report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the registered public accounting firm. It also is the job of the CEO and senior management, rather than that of the Committee, to assess and manage the Company's exposure to risk.

         The Committee Shall:

REPORTS REVIEW

          1. Meet to review and discuss with management and the registered public accounting firm, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61.

          2. Discuss with management and the registered public accounting firm, prior to the Company's filing of any quarterly or annual report, (a) any significant or major changes in the Company's selection or application of accounting principles and practices;
               (b) any major issues as to the adequacy of the Company's internal controls; (c) any special audit steps adopted in light of material control deficiencies; (d) the adequacy of disclosure about changes in internal control over financial reporting; and
               (e) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          3. Discuss with management and the registered public accounting firm the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

REGISTERED PUBLIC ACCOUNTING FIRM

          4. Directly appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with such registered public accounting firm.

          5. Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreement between management and the auditor regarding financial reporting.

          6. Pre-approve all audit, permitted non-audit and internal control-related services, including engagement fees and terms thereof to be performed by the registered public accounting firm for the Company, subject to the exceptions for certain non-audit services that are approved by the Committee prior to the completion of the audit in accordance with section 10A of the Exchange Act. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

          7. To the extent deemed appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee, (provided that such person(s) are independent directors) provided that any member of the Committee who has exercised any such delegation must report any such pre-approval decision to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the registered public accounting firm to management.

          8. Require that the registered public accounting firm, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

          9. Inform each accounting firm performing work for the Company that such firm shall report directly to the Committee.

          10. Review and evaluate, at least annually, the qualifications, performance, and independence of the registered public accounting firm, including the lead audit partner, and other senior members of the audit team. In conducting its review and evaluation, the Committee should do the following:

               (a) At least annually, obtain and review a report by the Company's registered public accounting firm describing (i) the auditing firm's internal quality-control procedures; and (ii) the auditor's independence and all relationships between the registered public accounting firm and the Company.

               (b) Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring audit partner, and any other active audit engagement team partner, and consider whether there should be regular rotation of the audit firm itself.

               (c) Confirm with the registered public accounting firm that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

               (d) Take into account the opinions of management in assessing the qualifications, performance, and independence of the registered public accounting firm.

FINANCIAL REPORTING PROCESS

          11. In consultation with the registered public accounting firm and management, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the registered public accounting firm reports from management and the registered public accounting firm regarding
               (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) analyses prepared by management and/or the registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; (e) any significant matters arising from any audit, whether raised by management or the registered public accounting firm, relating to the Company's financial statements; and (f) any other material written communications between the registered public accounting firm and the Company's management, including any "management" letter or schedule of unadjusted differences.

          12. Consider and review with management, the internal audit group and the registered public accounting firm the effectiveness or weakness of the Company's internal controls. Develop in consultation with management a time table for implementing recommendations to correct identified weaknesses, monitor significant changes in internal controls and the adequacy of disclosures about changes in internal control over financial reporting.

          13. Review periodically the effect of regulatory and accounting initiatives on the financial statements of the Company.

          14. Review with the registered public accounting firm any audit problems or difficulties encountered and management's response thereto. In this regard, the Committee will regularly review with the registered public accounting firm (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the registered public accounting firm's activities or on access to requested information, and any significant disagreements with management and (b) management's responses to such matters. Without excluding other possibilities, the Committee may review with the registered public accounting firm (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the registered public accounting firm to the Company.

          15. Advise management and the registered public accounting firm that they are expected to provide the Committee a timely analysis of any significant financial reporting issues and practices.

          16. Obtain from the registered public accounting firm assurance that the audit of the Company's financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

          17. Based upon review and discussion with management and the registered public accounting firm, recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

          18. Review and discuss with management and the internal auditor management's annual report on internal control over financial reporting and the registered public accounting firm's attestation of the report prior to the filing of the Company's Form 10-K.

          19. Review the form of the opinion the registered public accounting firm proposes to render.

LEGAL COMPLIANCE/GENERAL

          20. Review periodically, with the Company's legal counsel, any significant legal, compliance, or regulatory matters that may have a material effect on the Company's financial statements, accounting policies, business compliance policies, and internal controls, including material notices or inquiries from governmental agencies and any whistleblower complaints or published reports.

          21. Inquire of management regarding the existence of any significant deficiencies and major weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to affect the Company's ability to record, process, summarize, and report information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          22. Discuss with management and the registered public accounting firm the Company's guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          23. Set clear hiring policies for employees or former employees of the registered public accounting firm, which policies shall meet the requirements of applicable law. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the CEO, CFO, controller, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

          24. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

REPORTS

          25. Provide an audit committee report as required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

          26. Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's registered public accounting firm, or the performance of the management. The Committee shall also monitor the Company's compliance function, including compliance with the Company's policies and review with management the adequacy and effectiveness of the Company's procedures to ensure compliance with legal or regulatory requirements.

          27. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

          28. Maintain minutes or other records of meetings and activities of the Committee.

COMMITTEE FUNCTIONING

         In conjunction with the Board of Directors, the Committee will give consideration to the qualifications and criteria for membership of the Committee; the appointment and removal of members of the Committee; and the structure and operations of the Committee.

ANNUAL PERFORMANCE EVALUATION

         The Committee will perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee will review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee will conduct such evaluations and reviews in such manner as it deems appropriate.

LIMITATION OF AUDIT COMMITTEE'S ROLE

         With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management as well as the registered public accounting firm have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the registered public accounting firms' work.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accounting firm. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

                                      PROXY
                              MEGADATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF MEGADATA CORPORATION

         The undersigned stockholder hereby appoints G.S. Beckwith Gilbert and James T. Barry or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of Megadata Corporation (the "Company"), to be held at 11:00 a.m., local time, on April 18, 2007, at The LaGuardia Marriott Hotel, 102-05 Ditmars Blvd, East Elmhurst, NY, or at any adjournment or postponement thereof, and to vote all shares of common stock of the Company owned of record by the undersigned at the close of business on March 8, 2007, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof, for the purposes more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the meeting:

(1) ELECTION OF DIRECTORS

    FOR all nominees listed below            WITHHOLD AUTHORITY to vote for all
    (except as marked to the contrary)       nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

G.S. Beckwith Gilbert

James T. Barry

John R. Keller

Paul L. Graziani

Richard R. Schilling, Jr.

Bruce N. Whitman

James J. Morgan

(2) TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS

         FOR          AGAINST              ABSTAIN











           (Continued and to be Signed and Dated on the Reverse Side)

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS.



                          Date: ________________________________________________

                          X  ___________________________________________________

                          X  ___________________________________________________

                                            (IMPORTANT: Please sign exactly as
                                            your name or names appear on the
                                            label affixed hereto, and when
                                            signing as an attorney, executor,
                                            administrator, trustee or guardian,
                                            give your full title as such. If the
                                            signatory is a corporation, sign the
                                            full corporate name by duly
                                            authorized officer, or if a
                                            partnership, sign in partnership
                                            name by authorized person.)